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                                                                EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                      PIRANHA INTERACTIVE PUBLISHING, INC.


      1. The name of the Corporation is Piranha Interactive Publishing, Inc.

      2. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is the Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

      3. The purpose for which the Corporation is organized is the transaction of any and all lawful activities for which corporations may be incorporated under the laws of the State of Nevada, as the same may be amended from time to time, including but not limited to the business of interactive multimedia software publishing.

      4. The total authorized capital stock of the Corporation is Twenty Million (20,000,000) shares of common stock, $.001 par value, and Five Million (5,000,000) shares of preferred stock, $.001 par value. Such shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

      As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designations, voting powers, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be determined by the Board of Directors.

      5. The governing board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased up to ten (10) or decreased in such manner as shall be provided by the Bylaws of this Corporation. The first Board of Directors shall consist of three (3) directors.

      The number of Directors shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the stockholders to be held, respectively, and thereafter until the third annual meeting of stockholders to be held after their election and until their successors shall be elected and shall qualify. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional Directors shall be elected as provided in the Bylaws. In case of any decreases in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in these Articles, by law or in the Bylaws.


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      The names and mailing addresses of the first Board of Directors who are to serve until the first, second and third annual meetings of the stockholders and until their successors are elected and qualified, and the class designation and term of office of each director is as follows:

NAME                     CLASS  & TERM            POST OFFICE ADDRESS
----                     -------------            -------------------
Timothy M. Brannan       III, Term Ending 1999    1839 West Drake, Suite B
                                                  Tempe, AZ  85283

Keith Higginson          II, Term Ending 1998     1839 West Drake, Suite B
                                                  Tempe, AZ  85283

J. Wade Stallings, II    I, Term Ending 1997      1839 West Drake, Suite B
                                                  Tempe, AZ  85283

      6. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

      7. The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

NAME                          POST OFFICE ADDRESS

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      8. The Corporation is to have perpetual existence.

      9. The fiscal year of the Corporation shall initially end on December 31 and begin on January 1 of each year; provided, however, that such date may be changed from time to time as determined by the Board of Directors to be in the best interest of the Corporation.


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      10. Meetings of stockholders may be held within or without the State of
Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Nevada statutes, or the rules and regulations promulgated thereunder) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

      11. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

      12. The Corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, Director, employee or agent of the Corporation, to the fullest extent allowed pursuant to Nevada law.

      13. Pursuant to Nevada Revised Statutes Section 78.378, the Corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections
78.378 to 78.3793, inclusive, as the same may be amended from time to time; and further, pursuant to Nevada Revised Statutes Section 78.434, the Corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections
78.411 to 78.444, inclusive, as the same may be amended from time to time.

      14. Any Business Combination (as hereinafter defined) with an Interested Stockholder (as hereinafter defined) shall be subject to the following requirements:

            (a) In addition to any affirmative vote required by law or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article 14, a Business Combination involving an Interested Stockholder or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required


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notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

            (b) The provisions of paragraph (a) of this Article 14 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement of or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

            (c) For the purposes of this Article 14:

                  1.    The term "Business Combination" shall mean:

                        A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other Corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                        B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or ten percent (10%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; or

                        C. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to these Articles of Incorporation or the


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Bylaws proposed by or on behalf of an Interested Stockholder or any Affiliate or
Associate of any Interested Stockholder; or

                        D. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                        E. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses A to D.

                  2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article 4 of these Articles of Incorporation.

                  3. The term "person" shall mean any individual, firm, Corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

                  5. A person shall be a "beneficial owner" of any Capital Stock
(a) which such person or any of its Affiliates or Associates owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has


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any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section (c), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that these Articles of Incorporation are accepted for filing by the Nevada Secretary of State (the term "registrant" in said Rule 12b-2 meaning in this case, the Corporation).

                  7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                  8. The term "Continuing Director" means (i) any member of the Board of Directors on the date of the filing of these Articles of Incorporation with the Nevada Secretary of State, and (ii) any member of the Board of Directors who thereafter becomes a member of the Board of Directors while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (iii) a successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                  9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the Nasdaq Small Cap Market or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.


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                  10. The term "Voting Stock" means stock of any class or series entitled to vote generally in the election of directors.

            (d) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 14 on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate, (4) whether the proposed action is with, or proposed by, or on behalf of, an interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

            (e) Nothing contained in this Article 14 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            (f) For the purposes of this Article 14, a Business Combination or any proposal to amend, repeal or adopt any provision of these Articles of Incorporation inconsistent with this Article 14 (collectively, the "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

      15. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter previously prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything to the contrary in these Articles of Incorporation to the contrary, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, these Articles. Notwithstanding the foregoing, only the affirmative vote of a majority of the outstanding shares of stock of this Corporation entitled to vote and represented at a meeting at which a quorum is constituted shall be required to amend, alter, change or repeal, or adopt


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any provision inconsistent with, these Articles which has been recommended by a majority of the Continuing Directors for adoption by the stockholders.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this ________ day of November, 1996.


                                        _________________________________

                                        _________________________________

                                        _________________________________





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STATE OF ___________________  )
                              ) ss.
County of __________________  )


      On this __________ day of November, 1996, before me, a Notary Public, personally appeared _____________________________, ___________________________
and ________________________ who acknowledged that they executed the above instrument.


                                  ______________________________________________
                                  Notary Public

(Notary Seal)



My commission expires:

_______________________


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